Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ETERNA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.005 per share(2)	457	(c)	25,117,171	(3)	$1.065	$26,749,787.12	0.0001531	$4,095.39
Fees Previously Paid	—	—	—		—		—	—	—	—
	Total Offering Amounts							$26,749,787.12		$4,095.39
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$4,095.39

(1)	In addition to the common stock set forth in this table, pursuant to Rule 416, this registration statement also registers such additional number of shares of common stock as may become issuable by reason of any stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act and based upon the average of the high and low sales prices of a share of common stock as reported on The Nasdaq Capital Market on October 31, 2024.
(3)	Consists of (i) 23,232,171 shares of common stock issued to the selling stockholders and (ii) up to 1,879,000 shares of common stock issuable upon exercise of pre-funded warrants issued to certain of the selling stockholders.

Table 3: Combined Prospectuses(1)

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price(2)	Form Type	File Number	Initial Effective Date
Equity	Common stock, $0.005 par value(3)	16,754,154	$44,398,508.10	S-3	333-273977	August 22, 2023
Equity	Common stock, $0.005 par value(3)	18,233,359	$34,916,882.50	S-3	333-276493	January 22, 2024

(1)	Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the primary issuance or resale of such securities, as such securities were previously registered on the registration statements identified in the table below.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(3)	In addition to the common stock set forth in this table, pursuant to Rule 416, this registration statement also registers such additional number of common stock as may become issuable by reason of any share splits, share dividends or similar transactions.